UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

MPC Computers, LLC (“MPC”), a subsidiary of HyperSpace Communications, Inc. (“HyperSpace”), has commenced a pilot program to sell certain small form factor desktop system products (“Products”).  MPC will initially purchase the Products - generally consisting of a partially integrated computer system, including a chassis, power supply, Intel motherboard and certain other components - from First International Computer, Inc. (“FIC”), an original design manufacturer (“ODM”), and potentially from one or more other ODMs as may be determined at a later date.   MPC will sell the Products and provide warranty support to MPC’s customers, which will likely include regional original equipment manufacturers, value added resellers and systems integrators.   These customers are expected to further integrate the Products for resale to their own customers.  In connection with this program, Intel will be providing some level of co-marketing assistance to MPC, to be determined in Intel’s sole discretion, with a view toward generating demand for the MPC Products in the United States, through Intel’s sales and marketing organizations.  MPC anticipates that MPC’s first Products will ship early in the second quarter of 2006.  If this initial pilot program is successful, MPC may seek to expand the program to include MPC’s capabilities to assemble and sell fully integrated and functional computer systems and related services.

Certain statements contained herein are “forward-looking statements” and involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements to be materially different from those set forth herein. Either Intel or MPC can elect to terminate its involvement with the pilot program, with or without cause, on 60 days’ written notice. No level of sales or profitability is assured under the pilot program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: February 14, 2006	By: /s/ Mark A. Pougnet Mark A. Pougnet Chief Financial Officer